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                                                                       EXHIBIT 6

[Letterhead of SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 25, 2000

Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, Florida 33716

       Re:    WRL Series Life Corporate Account (File No. 333-57681)

Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 5 to the registration statement on Form S-6 for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP

                                         By:   /s/ STEPHEN E. ROTH
                                             ----------------------------
                                               Stephen E. Roth, Esq.